Exhibit 10.42

                SECURED CONVERTIBLE PROMISSORY NOTE

$100,000.00                                               Apollo Beach, Florida
                                                          February 5, 1998

     FOR VALUE RECEIVED, APOLLO INTERNATIONAL OF DELAWARE, INC., a Delaware corporation, with an address at 6542 N. U.S. Highway 41, Suite 215, Apollo Beach, Florida 33572 (the "Maker"), hereby promises to pay to the order of Dr. John Sealey (the "Payee"), at , or at such other place as may be designed by the Payee in writing, the principal sum of One Hundred Thousand Dollars ($100,000.00), together with simple interest thereon at the rate of eight percent (8%) per annum.

      1. PAYMENT TERMS. Interest shall commence to accrue from the date of this secured convertible promissory note (the "Note") and shall be payable quarterly commencing March 31, 1998, and continuing quarterly thereafter on each June 30, September 30, December 31 and March 31, until this Note is repaid in full. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on the date that is twenty-four (24) months from the date of this Note (the "Maturity Date"). This Note may be prepaid in whole or in part without premium or penalty. Any payment in respect of this Note shall be applied first, to payment of accrued and unpaid interest and the remainder shall be applied to payment of principal hereof.

      2. COLLATERAL. The repayment of this Note shall be secured by Maker's accounts and inventory, as such terms are defined in Article 9 of Florida's Uniform Commercial Code, and in respect thereof, Maker hereby grants Payee a security interest in Maker's accounts and inventory. Maker shall cause to be prepared, executed and filed a UCC-1 financing statement pertaining to the accounts and inventory, which financing statement (i) shall designate Maker as a secured party and (ii) shall designate such additional secured parties who, together with Payee, shall have participated in a loan to Maker in the aggregate amount of $1,000,000, of which this Note constitutes a part.

      3.  CONVERSION RIGHTS.

          (a) RIGHT TO CONVERT. During the period beginning on the date that is ninety (90) days from the date of this Note and ending on the earlier of the (i) date this Note is repaid in full and (ii) the Maturity Date, this Note shall be convertible, at the option of Payee, into such number of fully paid and nonassessable shares of common stock of Maker as is determined by dividing (x) the then remaining unpaid principal balance plus any accrued but unpaid interest on the date the notice of conversion is given, by (y) three dollars and 25/100 ($3.25) (the "Conversion Price").


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          (b) CONVERSION METHOD. To convert this Note into shares of Maker's common stock hereunder, Payee shall give written notice to Maker (which notice may be given by facsimile transmission) that such Payee irrevocably elects to convert the Note and shall state therein the date of the conversion, the name or names in which Payee wishes the certificate or certificates for shares of common stock to be issued, and reasonable delivery instructions with respect thereto ("Notice of Conversion"). Promptly thereafter, such Payee shall surrender this Note, duly marked "paid," at the office of Maker or at such other place designated by Maker. Maker shall promptly as practicable issue and deliver to or upon the order of such Payee, against delivery of the Note, a certificate or certificates for the number of shares of common stock of Maker to which such Payee shall be entitled. The Notice of Conversion may be given by Payee at any time during the business day up to 2:00 p.m., Tampa, Florida time and such conversion shall be deemed to have been made immediately prior to the close of business on the date such Notice of Conversion is given. The person or persons entitled to receive the shares of common stock of Maker issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of common stock of Maker at the close of business on such date.

          (c) FRACTIONAL SHARES OF COMMON STOCK. No fractional shares of common stock of Maker or scrip shall be issued upon conversion of this Note in accordance with this Section 3. In lieu of any fractional interest in a share of common stock which would otherwise be deliverable to such Payee upon the conversion of this Note, Maker shall pay such Payee cash equal to such fraction multiplied by the Conversion Price.

          (d) TAXES. All shares of the common stock of Maker issued upon conversion of this Note shall be validly issued, fully paid and nonassessable. Maker shall pay any and all documentary stamp or similar issue or transfer taxes (but excluding any income, franchise or similar taxes) that may be payable in respect of any issue or delivery of shares of common stock on conversion of this Note. Maker shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of common stock in a name other than that in which this Note was registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to Maker the amount of any such tax or has established to the satisfaction of Maker that such tax has been paid or that no such tax is payable.

          (e) RESTRICTIONS ON RESALE. The shares of common stock issued to Payee upon conversion of this Note shall be "restricted securities" as defined under the Securities Act of 1933, as amended (the "Act") and as such may not be sold, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from the registration provisions of the Act. Further, until July 11, 1999, the shares of common stock issued to Payee upon conversion of this Note may not be sold, pledged, hypothecated or otherwise transferred by Payee without the prior written consent of May Davis Group, Inc.

      4. DEFAULT AND ACCELERATION. The entire unpaid principal amount of this Note, together with accrued but unpaid interest to date, if any, may, at Payee's option, become

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immediately due and payable upon the occurrence of an Event of Default as defined below. The term "Event of Default," as used herein, shall mean the occurrence and continuation of any one or more of the following events: (a) the failure of Maker to make payment pursuant to this Note, and such failure is not cured within ten (10) days of the required due date; (b) the institution by Maker (whether by petition, application, answer, consent or otherwise), of any bankruptcy, insolvency, reorganization, readjustment of debt, arrangement, dissolution, liquidation or similar proceeding, or the institution of any such proceedings (by petition, application or otherwise) against Maker which shall have remained undismissed for a period of ninety (90) days; (c) the adjudication of Maker as a bankrupt or insolvent, or an assignment by Maker for the benefit of creditors; or (d) a material breach by Borrower of the Loan and Security Agreement by and between Borrower and Lender, dated of even date herewith.

     5. SURRENDER. Upon payment in full of the principal amount of and interest on this Note, this Note shall be surrendered to the Maker for cancellation.

     6. COLLECTION COSTS. If this Note is placed in the hands of an attorney at law for collection, the Maker shall pay all costs of collection, including reasonable attorney's fees.

     7. WAIVER OF NOTICE. The Maker hereby waives notice of default, presentment, demand for payment and protest.

     8. GOVERNING LAW; JURISDICTION AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

     9. NO WAIVER BY PAYEE. No failure on the part of Payee to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof.

     10. SUCCESSORS AND ASSIGNS. This Note shall be binding upon the successors and assigns of Maker and shall inure to the benefit of the successors and assigns of Payee.

     IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                               APOLLO INTERNATIONAL OF DELAWARE,
                               INC., a Delaware corporation

                               By: /s/ STUART M. FRANK
                                  -----------------------
                               Print Name: Stuart M. Frank
                               As Its: Chief Financial Officer & VP

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